Exhibit 10.20

WORTHINGTON ENTERPRISES, INC.

2024 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (this “Agreement”) is made effective as of ______ (the “Grant Date”), by and between Worthington Enterprises, Inc. (“Worthington”) and _______________ (the “Participant”). Capitalized terms that are not defined in this Agreement have the same meaning as in the Worthington Enterprises, Inc. 2024 Long-Term Incentive Plan (the “Plan”).

Section 1. Award of Restricted Stock.

Worthington hereby grants the Participant an award of ______ shares of Restricted Stock.

Section 2. Vesting.

Except as provided in Section 3 of this Agreement, the Restricted Stock will vest on the ______ anniversary of the Grant Date, provided that the Participant has continuously remained an employee of the Company through such date. This ______-year period is referred to herein as the “Vesting Period”).

Section 3. Accelerated Vesting.

(a) Death or Disability. Any unvested Restricted Stock shall become fully vested if the Participant dies or becomes disabled (as defined in Treasury Regulation Section 1.409A-3(i)(4)), as determined by the Committee.

(b) Retirement. If the Participant terminates employment due to retirement (as determined by the Committee), a pro-rata portion of the unvested Restricted Stock (based on the number of full months in the Vesting Period that have passed before the retirement date) shall vest as of the retirement date. Any remaining unvested Restricted Stock generally is forfeited as of the retirement date, but the Committee, in its sole discretion, may cause all or a portion of such Restricted Stock to vest as of the date of the Participant’s retirement, as determined by the Committee.

(c) Change in Control. If there is a Change in Control, any unvested Restricted Stock shall become fully vested on the date of such Change in Control.

Section 4. Transferability.

Until the Restricted Stock vests as described in Section 2 or Section 3, the Restricted Stock may not be sold, gifted, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or by the laws of descent and distribution or to the Participant’s beneficiary upon the death of the Participant.

Section 5. Rights Before Vesting.

Before the Restricted Stock vests, (a) the Restricted Stock will be held in escrow by the Company; (b) the Participant may exercise full voting rights associated with the Restricted Stock; and (c) the Participant shall be entitled to all dividends and other distributions paid with respect to the Restricted Stock, but such dividends and other distributions will be held in escrow by the Company and shall be subject to the same restrictions, terms and conditions as the Restricted Stock to which they relate.

Section 6. Settlement.

If the applicable terms and conditions of this Agreement are satisfied, the Restricted Stock will be released from any transfer restrictions and delivered to the Participant with reasonable promptness after all applicable restrictions have lapsed. Any fractional Shares of Restricted Stock shall be settled in cash based upon the Fair Market Value of a Share on the settlement date.

The issuance of Shares shall be subject to the satisfaction of the Company’s counsel that such issuance shall be in compliance with applicable federal and state securities laws. Any Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates which may be issued to evidence such Shares to make appropriate reference to such restrictions.

Section 7. Withholding

Consistent with Section 12(i) of the Plan, the Company is authorized to withhold in respect of the Restricted Stock, the amount of withholding taxes due in respect of the vesting of such Restricted Stock and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

Section 8. Non-Competition.

In the event that the Participant terminates employment with the Company for any reason whatsoever, and within 18 months after the date thereof becomes associated with, employed by, renders services to, or owns any interest in (other than any non-substantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest as determined by the Committee, the Committee, in its sole discretion, may require the Participant to return to the Company the economic value of the Restricted Stock which is realized or obtained (measured as of the date on which the Restricted Stock vested) by the Participant at any time during the period beginning on that date which is six months prior to the date of the Participant’s termination of employment with the Company plus any dividends or other distributions paid with respect to the Restricted Stock.

Section 9. Other Terms and Conditions.

(a) Beneficiaries. The Participant may designate a beneficiary to receive any Restricted Stock that is unsettled or vests in the event of the Participant’s death. If no beneficiary is designated, the Participant’s beneficiary shall be the Participant’s surviving spouse and, if there is no surviving spouse, the Participant’s estate.

(b) No Guarantee of Employment. The granting of Restricted Stock shall not confer upon the Participant any right to continued employment with the Company, nor shall it interfere in any way with the right of the Company to terminate the employment of the Participant at any time, with or without cause.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws (other than laws governing conflicts of laws) of the State of Ohio.

(d) Rights and Remedies Cumulative. All rights and remedies of the Company and of the Participant enumerated in this Agreement shall be cumulative and, except as expressly provided otherwise in this Agreement, none shall exclude any other rights or remedies allowed at law or in equity, and each of said rights or remedies may be exercised and enforced concurrently.

(e) Captions. The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as a part of this Agreement.

(f) Severability. If any provision of this Agreement or the application of any provision hereof to any person or any circumstance shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Agreement or the application of said provision to any other person or circumstance, all of which other provisions shall remain in full force and in effect.

(g) Entire Agreement. This Agreement, together with the Plan, which is incorporated herein by reference, constitutes the entire agreement between the Company and the Participant in respect of the subject matter of this Agreement. No officer, director, employee or other servant or agent of the Company, and no servant or agent of the Participant, is authorized to make any representation, warranty or other promise not contained in this Agreement. All representations of any type relied upon by the Participant and the Company in making this Agreement are specifically set forth herein, and the Participant and the Company each acknowledge that they have relied on no other representation in entering into this Agreement. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding upon either party hereto unless contained in a writing signed by the party to be charged.

(h) Restricted Stock Subject to the Plan. The Restricted Stock is granted subject to the terms and conditions described in this Agreement and the Plan. In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan will govern except as specifically provided in this Agreement. The Committee has the sole responsibility for interpreting the Plan and this Agreement, and the Committee’s determination of the meaning of any provision in the Plan or this Agreement will be binding on the Participant.

(i) Section 83(b) Election. The Participant may file an election pursuant to Section 83(b) of the Code to be taxed currently on the Fair Market Value of the Restricted Stock (less any purchase price paid for the Restricted Stock). The election must be made on a form provided by the Company and must be filed with the Internal Revenue Service no later than 30 days after the Grant Date. The Participant must seek the advice of the Participant’s own tax advisors as to the advisability of making such an election, the potential consequences of making such an election, the requirements for making such an election, and the other tax consequences associated with the Restricted Stock under federal, state, and any other laws, rules and regulations that may be applicable. The Company and its agents have not and are not providing any tax advice to the Participant.

(j) Clawback. The Restricted Stock and any Shares issued in connection with this Agreement is subject to any clawback policy adopted by the Company from time to time.

(k) Signature in Counterparts. This Agreement may be signed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument. Furthermore, delivery of a copy of a counterpart signature by facsimile or electronic transmission shall constitute a valid and binding execution and delivery of this Agreement, and such copy shall constitute an enforceable original document.

This Agreement may be executed and exchanged by facsimile or electronic mail transmission and the facsimile or electronic mail copies of each party’s respective signature will be binding as if the same were an original signature. This Agreement may also be executed through the use of electronic signature, which each party acknowledges is a lawful means of obtaining signatures in the United States. Each party agrees that its electronic signature is the legal equivalent of its manual signature on this Agreement. Each party further agrees that its use of a key pad, mouse or other device to select an item, button, icon or similar act/action, regarding any agreement, acknowledgement, consent terms, disclosures or conditions constitutes its signature, acceptance and agreement as if actually signed by such party in writing. Furthermore, to the extent applicable, all references to signatures in this Agreement may be satisfied by procedures that the Company or a third party designated by the Company has established or may establish for an electronic signature system, and the Participant’s electronic signature shall be the same as, and shall have the same force and effect as, such Participant’s written signature.

(l) Effect of Termination of Employment. In partial consideration for the Award made pursuant to this Agreement, the Participant hereby irrevocably agrees that the termination of the Participant’s employment with the Company for any reason will constitute the Participant’s contemporaneous resignation from (i) any director, manager, officer or employee position the Participant has with the Company (including all direct and indirect subsidiaries of Worthington and all joint ventures affiliated with Worthington) and (ii) any fiduciary positions (including as a trustee) the Participant holds with respect to any employee benefit plan or trust established or sponsored by the Company (including all direct and indirect subsidiaries of Worthington and all joint ventures affiliated with Worthington). The Participant further irrevocably agrees that this paragraph shall serve as written notice of resignation in any such circumstance, unless otherwise required by any applicable plan, regulation or law.

Section 10. Application of Section 280G of the Code.

If the Company determines that any payment or benefit, including any accelerated vesting, due to the Participant under this Agreement in connection with a Change in Control, when combined with any other payment or benefit due to the Participant from the Company or any other entity in connection with such Change in Control, would be considered an “excess parachute payment” within the meaning of Section 280G of the Code, the payments and benefits due to the Participant under this Agreement may be reduced by the Company to the minimum extent necessary to avoid the imposition of an excise tax under Section 4999 of the Code or a loss of deduction under Section 280G of the Code, in accordance with rules and procedures which may be established by the Committee and, to the extent applicable, in compliance with Section 409A.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the Grant Date.

PARTICIPANT WORTHINGTON ENTERPRISES, INC.

By:

[Signature]

Printed Name: Printed Name:

Title:

Dated: Dated:

11/29/2024 49936025 V.3